                                                                   EXHIBIT 10.21


                                                  Agreement Number: C989107SC001



                                RESALE AGREEMENT

                                     BETWEEN

                      GTE COMMUNICATION SYSTEMS CORPORATION

                                       AND

                             PAGEMART WIRELESS, INC.









                        CONTRACT MANAGER: GALE L. MARVIN


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                                TABLE OF CONTENTS


1.       TERM.....................................................................................................1
2.       DEFINITIONS..............................................................................................1
3.       LICENSE..................................................................................................3
4.       INDEPENDENT PARTIES......................................................................................3
5.       SCOPE....................................................................................................4
6.       LICENSOR RESPONSIBILITIES................................................................................4
7.       RESELLER RESPONSIBILITIES................................................................................4
8.       LIQUIDATED DAMAGES.......................................................................................6
9.       PUBLIC REGULATION........................................................................................6
10.      PRICING..................................................................................................7
11.      AUTHORIZED EQUIPMENT.....................................................................................8
12.      BILLING/TERMS OF PAYMENT.................................................................................9
13.      PRECEDENCE OF DOCUMENTS..................................................................................9
14.      USE OF CONFIDENTIAL INFORMATION..........................................................................9
15.      PUBLICITY...............................................................................................11
16.      TRADEMARKS AND TRADE NAMES..............................................................................12
17.      COMPLIANCE WITH LAWS....................................................................................12
18.      FORCE MAJEURE...........................................................................................12
19.      CENTURY COMPLIANCE......................................................................................12
20.      INDEMNIFICATION.........................................................................................13
21.      WARRANTY................................................................................................15
22.      INFRINGEMENT............................................................................................16
23.      PERMITS.................................................................................................17
24.      ASSIGNMENT..............................................................................................17
25.      TAXES...................................................................................................18
26.      RECORDS.................................................................................................18
27.      RIGHT OF ACCESS.........................................................................................18
28.      TERMINATION.............................................................................................18
29.      DISPUTE RESOLUTION......................................................................................20
30.      NOTICES.................................................................................................21
31.      NONWAIVER...............................................................................................22
32.      SEVERABILITY............................................................................................22
33.      SECTION HEADINGS........................................................................................22
34.      SURVIVAL OF OBLIGATIONS.................................................................................22
35.      CHOICE OF LAW...........................................................................................22
36.      ENTIRE AGREEMENT........................................................................................23
37.      SIGNATURES..............................................................................................23


         EXHIBIT A-Affiliates                     Exhibit E-Reseller National Account Service Commitment
         EXHIBIT B-Service Level Agreement        Exhibit F-Technical Standards
         EXHIBIT C-Pricing
         EXHIBIT D-Authorized Equipment



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                                RESALE AGREEMENT

This Resale Agreement (this "Agreement") is made and entered into effective as of September 1, 1998, by and between PageMart Wireless, Inc., a Delaware corporation with offices for the purpose of this Agreement located at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219-5111 (hereinafter referred to as "LICENSOR") and GTE Communication Systems Corporation, acting through its GTE Supply division, for the benefit of itself and the affiliated companies listed in Exhibit A ("Affiliates"), which may be modified from time to time by RESELLER, with offices at 700 Hidden Ridge, Irving, Texas 75038 (hereinafter referred to as "RESELLER").

WHEREAS, LICENSOR provides paging and wireless messaging services, voice messaging services, and customer support services (the "Services"); and

WHEREAS, RESELLER desires to contract with LICENSOR to resell the Services in accordance with Exhibit B, Service Level Agreement and, in connection therewith, to receive blocks of PINS, Capcodes and DIDs (each as defined below).

WHEREAS, RESELLER desires to contract with LICENSOR to resell such Services and, in connection therewith, to receive access ports and codes to LICENSOR's paging, administrative and data systems.

THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.       TERM

         This Agreement shall be effective on September 1, 1998 and shall continue in effect thereafter until August 31, 2001, unless terminated or modified in accordance with the provisions of this Agreement. This Agreement shall be automatically terminated unless renewed by RESELLER by written notice to LICENSOR not less than thirty (30) days prior to the expiration date. RESELLER may unilaterally renew this Agreement for additional periods of three years by providing LICENSOR with written notice not less than thirty (30) days prior to the expiration date of this or a succeeding contract term. This Agreement supersedes Agreement 999999-93-12 dated November 1, 1993 and as amended but will not supersede any current Agreement with any other Affiliate.

2.       DEFINITIONS

         a. Staffed Coverage - Coverage of any help desk or other service which is staffed by a LICENSOR employed live-person for real-time interaction with RESELLER.

         b. DID - A local telephone number assigned by RESELLER or LICENSOR to identify a specific pager on the LICENSOR's network. By dialing the DID, the telephone network will switch the call to a LICENSOR owned terminal, and the terminal will associate the specific number with a specific pager/paging device on the LICENSOR's network.

         c.       Equipment - Pagers and related message receiving devices.




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         d.       Interconnections - Any and all devices, services,
                  circuits, systems, or related items

                  which connect any of the LICENSOR's various systems (including, but not limited to; Paging Systems, Administrative Systems, And Activation Systems).

         e. Modification - Any addition, deletion, or reconfiguration to any and/or all hardware and/or software associated with any networks, network nodes, system, or system nodes.

         f. Network Node And/or System Node - Any portion or individual piece of any network or system which is intended to perform a function which allows the network or system to fulfill its intended function.

         g. Non-functional - Not performing the function intended by manufacturer, LICENSOR design, or portrayed to RESELLER via coverage maps and/or other LICENSOR provided information.

         h. Subscriber - A person or entity whose account is owned by the RESELLER and whose services are provided by use of all or part of the LICENSOR's Paging System.

         i. Upgrade - Any addition of hardware or software which is intended to improve or modify the performance of any network, network node, system, or system node.

         j. System Upgrade - Any addition of hardware or software which is intended to improve or modify the performance of any system or system node.

         k.       TNPP - Telocator Network Paging Protocol.

         l. Calls - When discussing Pricing, Calls refers to the number of telephone calls or pages a single account is allotted in any given month. For the purpose of pricing LICENSOR's Services, Calls will be aggregated as defined elsewhere in this contract. When discussing DID or TAP interconnections to LICENSOR's network, Calls refers to a telephone call into LICENSOR's network.

         m. Capcode - An alphanumeric/numeric number which is assigned to one and only one paging device on any given frequency. This number is, in effect, the paging devices address, and therefore must be unique to each paging device. CAPCODES are defined, developed, and controlled by the LICENSOR.

         n.       Latency - Any delay.

         o. Coverage zone - Any area which has radio frequency coverage on any LICENSOR owned frequency, with a minimum signal level of -88db. as of the date of execution of this Agreement.

         p. Root Cause Analysis - A report detailing the cause and effect of a specific network deficiency. This report should identify, at a minimum and in a reasonable amount of detail, the who, what, when, where, why, and effect of any network deficiency.

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         q.       PIN - Personal Identification Number. A specific number
                  assigned by LICENSOR to identify a pager on the LICENSOR's Network. By entering the PIN into LICENSOR's computer via a touch-tone telephone or other devices, the respective pager is activated.

         r. On-call - When a LICENSOR employee can be contacted via pager, cellular phone, or regular phone service and is available for real-time interaction within a specified time frame.

         s. Pending - Time of delay during which incoming calls are rejected or blocked, or account activations, Modifications, or deletions are not processed by any network, system, network node, or system node.

         t. Consumer Price Index - where identified within this Agreement shall mean the CPI- U, U.S.City Average for all items, with the index base period set as (1982-84=100).

3.       LICENSE

         a. LICENSOR grants RESELLER a non-exclusive license to resell LICENSOR's Services subject to the terms and conditions of this Agreement, applicable law, and the rules, regulations and decisions of the Federal Communications Commission or any other applicable regulatory body.

         b. RESELLER may license its own sub-agents, affiliates, or any parent, subsidiary or affiliate of any third party with the public intention of merging, acquiring or otherwise affiliating itself with RESELLER announced before or at the time of execution of this Agreement for the marketing, promotion and resale of LICENSOR's Services, provided that RESELLER shall provide sixty (60) days notice to LICENSOR of all sub-agents and affiliates authorized by RESELLER for promotion and resale on its behalf. RESELLER shall ensure that its sub-agents, affiliates, or sub-licensees abide by the terms and conditions of this Agreement.

4.       INDEPENDENT PARTIES

         In providing any Services or reselling any Services pursuant to this Agreement, each party is acting solely as an independent contractor and not as an agent of the other party. Each party shall be responsible for compliance with all laws, rules and regulations involving its respective employees or agents, including (but not limited to) employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be responsible, respectively, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, worker's compensation, disability insurance and federal and state income tax withholding. Neither party undertakes by this Agreement or otherwise to perform or discharge any liability or obligation of the other party, whether regulatory or contractual, or to assume any responsibility whatsoever for the conduct of the business or operations of the other party. Nothing contained in this Agreement is intended to give rise to a partnership or joint venture between the parties or to impose upon the parties any of the duties or responsibilities of partners or joint venturers. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any

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         obligation, express or implied, on behalf of the other party. All sales by RESELLER shall be in its own name and for its own account.

5.       SCOPE

         a. This Agreement is non-exclusive and RESELLER is under no obligation to LICENSOR to resell any certain amount of Services.

         b. LICENSOR hereby agrees to provide Services in an efficient, economic, and timely fashion in accordance with generally accepted commercial and business practices, and all relevant sections of this contract.

6.       LICENSOR RESPONSIBILITIES

         a. LICENSOR shall provide RESELLER's Subscribers with access to its Paging System and shall provide continuous (when commercially feasible) network service in the geographical locations where LICENSOR is legally authorized to provide Services in accordance with all relevant sections of this Agreement, including all Exhibits attached hereto.

         b. The Services provided by LICENSOR shall include but not be limited to:

                  i. Numeric display - Numeric display paging. LICENSOR guarantees RESELLER the use of a minimum enough bandwidth/frequency space to support a net growth rate of [*] percent per year above the previous year's base as of the previous December 31; and

     ii. Alphanumeric - Alphanumeric paging. LICENSOR guarantees RESELLER the use of a minimum FLEX bandwidth/frequency space to support a net growth rate of [*] percent per year for Local Alphanumeric Paging above the previous year's base. LICENSOR guarantees RESELLER the use of a minimum FLEX or REFLEX bandwidth/frequency space to support a net growth rate of [*] percent per year for State, and Regional, and Nationwide Alphanumeric Paging above the previous year's base as of the previous December 31.

         c. LICENSOR shall assign and coordinate all telephone and Capcode numbers in order to ensure the initiation of service and to ensure ongoing service to Subscribers placed on LICENSOR's Paging System in accordance with Exhibit B.

7.       RESELLER RESPONSIBILITIES

         a. RESELLER shall use commercially reasonable efforts to promote, solicit, market the Services.

         b. RESELLER shall be solely responsible for providing all sales, equipment and customer support services to its Subscribers.

         c. Upon LICENSOR's reasonable request, RESELLER shall provide non-binding sales forecasts by quarter for the following year.

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                                        4


* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

         d. RESELLER shall be solely responsible for all billings to and collections from its Subscribers, including but not limited to the sending of monthly bills, collection of amounts owed or past due, and the collection and return of all applicable taxes on such service or equipment rentals.

         e. RESELLER shall provide and mail all announcements or notices required to be mailed to its Subscribers as required by any regulatory agency.

         f. RESELLER shall assign Capcode, DID's, and PIN's to its Subscribers only from the group of Capcodes, DID's and PIN's assigned to RESELLER by LICENSOR. RESELLER shall ensure that a given Capcode, DID or PIN is not assigned to more than one pager, provided that LICENSOR has not given RESELLER duplicate Capcodes, DID's or PIN's, which were then assigned in violation of this provision without the fault or knowledge of RESELLER. Under Transmission Only Paging Services and/or Quasi-RESELLER Paging Services as described below, RESELLER will provide the DID numbers, and LICENSOR will provide the Capcodes and PIN NUMBERS to RESELLER. LICENSOR will provide quantities of Capcodes and PINS to RESELLER as necessary to support RESELLER's on-going sales efforts and existing subscriber base.

                  i. Under Full RESELLER Paging Services the RESELLER will procure customers which will be activated on one of LICENSOR's paging terminals and in LICENSOR's billing system via PRIME, Vantive, WinFast, ActFast, Dial-Now, or other LICENSOR provided activation systems. LICENSOR will provide the pager number and all in-bound calling. When a valid customer receives a page the in-bound call is accepted by LICENSOR (at the terminal), the customer is validated in the terminal, and the page is transmitted to the transmitters in the correct coverage zone via satellite simulcast. The transmitters then send the page out via one of LICENSOR's frequencies (that frequency which matches the receiver in that specific customer's pager). Multiple sub-services are to be provided by LICENSOR to RESELLER under this service as defined below.

                  ii. Under Quasi-RESELLER Paging Services the RESELLER will procure customers which will be activated on a RESELLER paging terminal, one of LICENSOR's paging terminals, and LICENSOR's billing system via PRIME, Vantive, WinFast, ActFast, Dial-Now, or other LICENSOR provided activation systems. When a valid customer receives a page the in-bound call is accepted by RESELLER (at the terminal), the customer is validated in the terminal, and the page is transmitted to a LICENSOR terminal via TNPP. The data is directed by LICENSOR's terminal to the transmitters in the correct coverage zone via satellite simulcast. The transmitters then send the page out via one of LICENSOR's frequencies (that frequency which matches the receiver in that specific customer's pager). Multiple sub-services are to be provided by LICENSOR to RESELLER under this service as defined below.


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                  iii.     Under Transmission Only Paging Services the RESELLER
                           will procure customers which will be activated on a RESELLER paging terminal via a RESELLER provided activation system. Billing will be based on the amount of data that passes through the LICENSOR's system as defined in the pricing section of this contract. When a valid customer receives a page the in-bound call is accepted by RESELLER (at the RESELLER owned terminal), the customer is validated in the terminal, and the page is transmitted to a LICENSOR terminal via TNPP. The data is directed by LICENSOR's terminal to the transmitters in the correct coverage zone via satellite simulcast. The transmitters then send the page out via one of LICENSOR's frequencies (that frequency which matches the receiver in that specific customer's pager). Multiple sub-services are to be provided by LICENSOR to RESELLER under this service as defined below.

         g. RESELLER, in accordance with all manufacturer's specifications, shall maintain and keep in good working order all equipment leased by RESELLER to its Subscribers pursuant to the terms of this Agreement.

8.       LIQUIDATED DAMAGES

         The parties recognize the RESELLER will suffer substantial economic loss should LICENSOR fail to meet various performance criteria set forth in this Agreement and all exhibits attached hereto. Because such loss is often difficult to quantify in particular instances, the parties have agreed that LICENSOR will pay to RESELLER certain sums (pursuant to various described formulae) characterized herein as liquidated damages in the event of LICENSOR's failure to meet agreed performance criteria. These liquidated damages are not penalties, but rather are the parties good faith estimation of RESELLER's damages caused by LICENSOR's failure to meet such performance criteria.

9.       PUBLIC REGULATION

         a. It is understood that the ultimate control and responsibility for the standard and quality of Services required under the provisions of any license issued by the FCC to LICENSOR shall be retained, rest and remain the prerogative and obligation solely of LICENSOR. No provision of this Agreement shall be construed as vesting in RESELLER any control whatsoever of the licenses, radio communication facilities, or operations of LICENSOR.

         b. This Agreement is subject to all of the terms and conditions of LICENSOR's outstanding authorizations from the FCC and the utility regulatory agencies in the states to which this Agreement pertains, as such tariffs and authorizations are presently in effect or as they may hereafter be revised. Nothing in this Agreement shall be construed so as to impair or diminish LICENSOR's control over the facilities of the applicable stations.

         c. This Agreement shall be subject to the approval of the FCC and any regulatory agency, if such approval shall be required.

         d. This Agreement shall be terminated, amended, revised, or supplemented



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                  immediately if required by the FCC or any state regulatory agency.

         e. The imposition by the FCC or any regulatory agency of any amendments, revisions, deletions or supplements to this Agreement shall thereby relieve LICENSOR and RESELLER of any obligations or liabilities to the other resulting from the provisions of this Agreement which were ordered amended, revised, deleted or supplemented.

10.      PRICING

         a. RESELLER hereby agrees to pay LICENSOR the charges and fees for Services as specified in Exhibit C, Pricing and in accordance with the terms and conditions contained herein.

         b. The charges and fees specified in Exhibit C shall commence at the time RESELLER activates each particular number in LICENSOR's Paging System. Such charges shall continue for each number for a minimum of thirty (30) days, and thereafter until the number in question is canceled or otherwise disconnected in accordance with the provisions herein. When a number is activated in the middle of a month, the applicable rate will be prorated to the first of the following month so that all subsequent bills will be tendered thereafter on a monthly basis.

         c. The specified prices in Exhibit C shall remain firm for the first twenty-four (24) months of this Agreement. After the twenty-fourth (24th) month from the execution of this agreement, LICENSOR is not obligated to, but may, increase prices once in each twelve (12) month period by giving written notice to RESELLER at least ninety (90) days prior to the proposed effective date of the new pricing. LICENSOR shall not increase the prices in Exhibit C by more than the lesser of the Consumer Price Index, as defined within this Agreement, or
                  * in any twelve (12) month period.

         d. Effect of Change in Law or Regulation. Notwithstanding anything to the contrary contained in the Agreement or any schedule or exhibit attached hereto, LICENSOR shall have the right to change the fees changed for Services or change the Services at any time upon thirty (30) days prior notice to RESELLER to the extent that such change is necessary to comply with applicable law or regulation, whether state or federal, or to the extent that a change in applicable law or regulation substantially affects LICENSOR's operating costs. LICENSOR shall provide detailed documentation substantiating the change in operating costs RESELLER must approve any changes in the Service fees or the Services in writing prior to any changes in the Service fees or the Services, which approval will not be unreasonably withheld. If RESELLER and LICENSOR cannot mutually agree on the extent/effect of these changes on LICENSOR's operating costs, then the parties agree to utilize
                  Section 29, DISPUTE RESOLUTION to resolve the issue.

         e. LICENSOR warrants and represents that the prices for Services hereunder are no less favorable than those currently extended to any other similarly situated RESELLER of LICENSOR of the same or like classification as RESELLER for the same volume achieved by RESELLER for the same or like Services.

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*  CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN
   FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

         f. Where allowable by the state regulating authority, the prices charged by RESELLER to its Subscribers for all Services shall be determined solely by RESELLER. In states where tariff rates are required, RESELLER may operate under its own tariff.

11.      AUTHORIZED EQUIPMENT

         a. RESELLER and its Subscribers shall only activate and utilize the equipment which is either listed in Exhibit D, AUTHORIZED EQUIPMENT or complies with all technical standards as defined in Exhibit F in connection with LICENSOR's Services, however, unless equipment is listed on Exhibit D, LICENSOR will not provide troubleshooting support for equipment problems and LICENSOR will not be responsible for meeting the SLA requirements in Exhibit B, Section 2.4. LICENSOR may revise Exhibit D from time to time upon delivery of written notice to RESELLER at least one hundred twenty (120) days prior to the effective date of such revision. If LICENSOR amends Exhibit D in such a manner whereby previously authorized equipment is no longer authorized for use on LICENSOR's Paging System, LICENSOR agrees to continue to provide service to such previously authorized equipment receiving Services as of the date of the notice for one (1) year after the date of such notice.

         b. If LICENSOR modifies LICENSOR's network in any manner after the date of execution of this Agreement whereas any previously authorized equipment sold by RESELLER to RESELLER's customers no longer functions either; (i) as a unit, or (ii) in conjunction with the Network (i.e. garbled messages or consistent garbled messages), then LICENSOR will bear the expense to provide substitute authorized equipment in exchange for the previously authorized equipment then utilized by RESELLER's Subscribers. All pagers previously sold by LICENSOR to RESELLER are included in this Agreement, as they are still functionally operational on this network. Nothing in this section shall be construed such that LICENSOR is responsible for end user devices which are malfunctioning as an individual device (i.e. the problem is specific to a specific individual pager, and not inherent in substantially all devices of both the same manufacturer and model).

         c. LICENSOR's liability will not exceed the net book value of the equipment based on a five (5) year straight line depreciation schedule from the date of purchase from manufacturer or other supplier.

         d. LICENSOR is not liable for equipment which has been recalled by manufacturer and for which manufacturer either repairs or replaces. However, nothing in this section should be construed to limit LICENSOR's responsibility to thoroughly test all equipment for compatibility with LICENSOR's network prior to approving the equipment for inclusion in Exhibit D.

         e. LICENSOR will provide commercially reasonable technical standards for new equipment within thirty (30) days after the signing of this Agreement, or RESELLER will have the right to develop commercially reasonable standards at RESELLER's sole discretion. These standards will be included as an automatic amendment to this contract as Exhibit F. Any equipment which is developed by or on behalf of RESELLER must meet these commercially reasonable technical standards in order



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                  for RESELLER to utilize the equipment on LICENSOR's network.
                  However, LICENSOR reserves the right to thoroughly test all new equipment for technical compatibility with the network. If LICENSOR determines that the new equipment is not technically compatible with the network, regardless of whether or not the equipment meets the technical standards, LICENSOR agrees that RESELLER may utilize the equipment on LICENSOR's network, and RESELLER agrees that the equipment will not be added to Exhibit D, Authorized Equipment, provided however, that LICENSOR provides detailed analysis of the technical incompatibility, thus providing RESELLER with the opportunity to correct any such technical incompatibility. Once any such technical incompatibilities are corrected, RESELLER may resubmit the new equipment for testing for technical compatibility with the network and, subsequently, inclusion in Exhibit D upon acceptance, which acceptance shall not be unreasonably withheld.

12.      BILLING/TERMS OF PAYMENT

         a. LICENSOR shall provide RESELLER monthly billing in accordance with Exhibit B, Service Level Agreement, Section 4, Billing/Invoicing Services.

         b. Payment for Services shall be due thirty (30) days from the date of receipt of an undisputed invoice, unless payment terms more favorable to RESELLER are stated on LICENSOR's invoice and RESELLER elects to pay on such terms. RESELLER will remit payment to LICENSOR only for the amounts not disputed in good faith by RESELLER. If a disputed amount is going to be with held from a current invoice, RESELLER will notify LICENSOR, giving reasons for the dispute prior to payment due date. RESELLER shall retain the right to dispute any invoice amount (paid or unpaid) within ninety (90) days after the date of receipt. If RESELLER fails to make timely payment on any monthly undisputed invoice amount, RESELLER will pay LICENSOR interest from the date due at the rate of one and one half (1 1/2%) percent per month or the maximum rate allowed by law, whichever is lower.

13.      PRECEDENCE OF DOCUMENTS

         All orders for Services placed during the term hereof shall be subject to and governed by the provisions contained herein. The terms and conditions of this written Agreement shall control over any conflicting or inconsistent terms and conditions contained in any order placed with LICENSOR by RESELLER.

14.      USE OF CONFIDENTIAL INFORMATION

         a. In order for the parties to perform their respective obligations under this Agreement, it may be necessary for either party to disclose to the other technical, personnel and/or business information in written, graphic, electronic, oral or other tangible or intangible forms including, but not limited to, specifications, records, data, computer programs, drawings, schematics, know-how, notes, models, reports and samples. Such information may contain proprietary or confidential material, or material subject to applicable laws regarding secrecy of communications or trade secrets (Confidential Information).


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



         b.       Each party acknowledges and agrees:

                  i. That all Confidential Information acquired by either party from the other shall be and shall remain the exclusive property of the disclosing party;

                  ii. To identify in writing as confidential or proprietary, or mark as confidential or proprietary, any information that either party deems to be Confidential Information;

                  iii. That information that is disclosed orally shall not be considered Confidential Information unless it is reduced to writing or to a written summary that identifies the orally-disclosed topics to be considered as Confidential Information and such writing is provided to the recipient at the time of disclosure or within thirty (30) days thereafter;


                  iv. To receive in confidence any Confidential Information; to limit access to such Confidential Information to authorized employees, agents and contractors (covered by obligations at least as restrictive as those set forth in this Section) who have a need to know the Confidential Information in order for the party to perform its obligations under this Agreement and who have been informed of the confidential and proprietary nature; not to disclose, reveal or divulge any Confidential Information or authorize any other person to do so except: (1) as specifically approved in writing by the disclosing party, or; (2) as required in connection with the due and proper performance by the receiving party of its obligations under this Agreement. (which shall not be deemed to include disclosure to consultants, advisors or other third parties which are not full-time, regular employees of the receiving party. However, disclosure may be made to consultants, advisors, or other contractors which have a need to know and which are bound by confidentiality agreements no less stringent than this Agreement);

                  v. To use such Confidential Information only for the purposes of performing their obligations under this Agreement and for such other purposes as may be agreed upon between the parties in writing;

                  vi. If a receiving party receives a request to disclose any Confidential Information (whether pursuant to a valid and effective subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) on advice of legal counsel that disclosure is required under applicable law, such party agrees that, prior to disclosing any Confidential Information, it shall: (1) notify the disclosing party of the existence and terms of such request or advice, (2) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure, if requested to do so by the disclosing party, and (3) if disclosure is required, cooperate with the disclosing party in taking legally available steps to obtain a protective order or other reliable assurance that confidential treatment will be afforded to such portion of the Confidential Information as is required to be disclosed;



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


                  vii. Upon request of the disclosing party, to return all Confidential Information to such party, or to destroy any documents, computer media or records, in written, graphic, or other tangible form, that contain any Confidential Information;

                  viii. That the obligations with respect to Confidential Information shall extend for a period of five (5) years beyond completion of the term of this Agreement.

                  ix. That nothing contained in this Section shall be construed as a license or permission to make, use, or sell the Confidential Information or Services derived therefrom.

         c. The obligations contained in this Section do not apply to Confidential Information that:



                  i. As shown by reasonably documented proof, was in the receiving party's possession prior to receipt thereof from the disclosing party;

                  ii. As shown by reasonably documented proof, was received by one party in good faith from a third party not subject to a confidential obligation to the other party;

                  iii. Now is or later becomes publicly known through no breach of confidential obligation by the receiving party;

                  iv. Is disclosed pursuant to a requirement imposed by a governmental agency or is otherwise required to be disclosed by operation of law, provided that the party receiving the request for the information has fully complied with its obligations under Section 14.(b)(iv);

                  v. Was developed by the receiving party without the developing persons having access to any of the Confidential Information received from the other party;

                  vi. Is authorized in writing by the disclosing party to be released or is designated in writing by the source as no longer being confidential or proprietary.

         d. It is agreed that a violation of any of the provisions of this Section will cause irreparable harm and injury to the disclosing party and that party shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to seek an injunction enjoining and restraining the receiving party from doing or continuing to do any such act and any other violations or threatened violations of this Section.

15.      PUBLICITY

         Each party agrees not to provide copies of this Agreement, or otherwise disclose the terms of this Agreement, to any third party without the prior written consent of the other party; provided, however, that either party may, without obtaining the other party's consent, provide copies or make disclosures to prospective purchasers of the business of such party,


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



         such party's affiliates, to comply with applicable laws or regulations or any regulatory or judicial body requesting such information. The parties further agree to submit to one another, for written approval, all advertising, sales promotion, press releases and other publicity matters relating to the Services performed pursuant to this Agreement, when its respective name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied. The parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Any approval required under this Section shall not be unreasonably withheld or delayed by either party.

16.      TRADEMARKS AND TRADE NAMES

         Except as specifically set out in the Agreement, nothing in this Agreement shall grant, suggest or imply any authority for one party to use the name, trademarks, service marks or trade names of the other for any purpose whatsoever, unless written permission is granted by the other party prior to usage.

17.      COMPLIANCE WITH LAWS

         The parties hereto shall comply with the provisions of all applicable federal, state, and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in their respective performance under this Agreement including, but not limited to, the Fair Labor Standards Act of 1938, safety and environmental laws, rules and regulations, any laws, rules and regulations regarding wages, hours, fringe benefits and taxes, and federal and state Occupational Safety and Health Act Laws.

18.      FORCE MAJEURE

         If performance of this Agreement is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, or other circumstances beyond the reasonable control and not involving any fault or negligence of the party affected, the party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction, or interference (and the other party shall likewise be excused from performance of its obligations on a day-to-day basis during the same period), provided, however, that the party so affected shall use its best reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed immediately with the performance of their obligations under this Agreement whenever such causes are removed or cease.

19.      CENTURY COMPLIANCE

         LICENSOR represents and warrants that by June 30, 1999, its Paging System and any software provided to RESELLER for use in association with the Services is capable of correctly processing, providing and receiving date data as well as properly exchanging accurate date data with all products (for example hardware, software and firmware) with which its Paging System and software is designed to be used and will not malfunction or cease to function due to an inability to correctly process such date data, including, but not limited to, transitions to or from the years 1999 to 2000.


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


20.      INDEMNIFICATION

         a. LICENSOR shall indemnify, defend, and hold harmless RESELLER and its affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives from and against all demands, claims, damages, liabilities, expenses (including reasonable fees and disbursements of counsel), judgments, settlements and penalties of every kind (collectively "Claims") based on (i) personal injury, death, or property damage arising from or related to LICENSOR's (either directly or through its officers, agents, subcontractors or representatives) negligence or misconduct in or related to performance of the Services under this Agreement, or (ii) violation of any term of this Agreement or matters referred to in Subsection 20 (b) below, provided, however the obligation set out in this Section (ii) shall not apply to Claims arising from or related to; (1) violations of any term of this Agreement of the type that provides a specific remedy (to include Liquidated Damages set forth in Exhibit B), or; (2) guarantees or express warranties given by RESELLER to its subscribers. The preceding proviso shall not apply to Claims of third parties to the extent that they are based on actual gross negligence or willful misconduct of LICENSOR. The foregoing indemnity shall not apply in the case of Claims which solely arise from the negligence, misconduct or other fault of RESELLER. It shall apply, however, if a Claim is the result of the joint negligence, joint misconduct, or joint fault of LICENSOR and RESELLER, but in such a case the amount of the Claim for which RESELLER is entitled to indemnification shall be limited to that portion of such Claim attributable to the negligence, misconduct or other fault of LICENSOR. The obligations of this provision are in addition to LICENSOR's obligation to provide insurance and shall not be limited by any limitation on the amount or type of damages, compensation or benefits payable by LICENSOR under the Worker's Compensation Acts, Longshoremen and Harborworker's Act, Disability Benefits Act or any other employee benefit act.

         b. Without limitation of 20 (a) above, LICENSOR shall, to the fullest extent permitted by law, defend, indemnify and hold harmless RESELLER, its officers, agents and employees, from all Claims of every kind arising from or related to the following matters:

                  i. LICENSOR's failure to comply with all federal, state or local laws, rules or regulations applicable to LICENSOR's employees, including, without limitation, the laws, rules or regulations referred to in Section 17, COMPLIANCE WITH LAWS and Section 25, TAXES;

                  ii. LICENSOR's failure to comply with terms of Section 14, CONFIDENTIAL INFORMATION, regarding proprietary information of RESELLER;

                  iii. LICENSOR's failure to pay all fees and royalties for the use of patented articles or methods in connection with the Services;

                  iv. LICENSOR's failure to obtain or maintain the Permits referred to in Section 23, PERMITS, except for those Permits that RESELLER has expressly


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



                           agreed to obtain and maintain at RESELLER's expense;

                  v. Contributions to multiemployer pension plans affecting LICENSOR's employees;

                  vi. Any mechanics' or materialmen's liens or any other liens or encumbrances filed in respect of or placed upon any real property or improvements owned or leased by RESELLER as a result of any Services performed by or any other act or omission on the part of LICENSOR or any subcontractor or other person claiming by, through or under LICENSOR; or

                  vii. Any injury, sickness, disease or death of any person, damage to any properties or assets or remediation of any soil, surface water or groundwater resulting from the processing, use, distribution, treatment, storage, placement, removal, transportation or disposal of any Hazardous Materials by LICENSOR or its officers, agents subcontractors or representatives.

         c. RESELLER agrees to indemnify, defend and hold harmless LICENSOR and its affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives from and against any and all Claims arising from or related to:

                  i. Any negligent misrepresentations of the Services to RESELLER's subscribers; and

                  ii. Contributions to multiemployer pension plans affecting RESELLER's employees.

         d. RESELLER shall promptly notify LICENSOR in writing of any suits, Claims or demands covered by this indemnity. Promptly after receipt of such notice, LICENSOR shall assume the defense of such claim with counsel reasonably satisfactory to RESELLER. If LICENSOR fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to RESELLER, or if, in the reasonable judgment of RESELLER, a direct or indirect conflict of interest exists between the parties with respect to the Claim, or if in the sole judgment of RESELLER the assumption and conduct of the defense by LICENSOR would materially and adversely affect RESELLER in any manner or prejudice its ability to conduct a successful defense, then RESELLER shall have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of LICENSOR. Notwithstanding the above, if RESELLER in its sole discretion so elects, RESELLER may also participate in the defense of such actions by employing counsel at its expense, without waiving LICENSOR's obligations to indemnify or defend. An indemnified party shall not settle or compromise any Claims against it or consent to the entry of any judgments without the prior written consent of the indemnifying party and without an unconditional release of all liability by each claimant or plaintiff to the indemnified party.

         e. RESELLER and LICENSOR each agree to maintain during the term hereof all insurance and/or bonds required by law or this Agreement, including, but not limited


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


                  to (i) Workers' Compensation and related insurance as prescribed by applicable law; (ii) employer's liability insurance with limits of at least $1,000,000 for each occurrence, and (iii) comprehensive general liability insurance including products liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least $2,000,000 for combined single limit for bodily injury, including death, and/or property damage. RESELLER and LICENSOR each shall cause the other to be included as an Additional Insured under their respective policies and RESELLER's and LICENSOR's appropriate coverage under such policies shall be primary. RESELLER and LICENSOR each shall furnish certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change or cancellation of any such policy shall be effective unless thirty (30) days advanced written notice is given to the party named as an additional insured. Notwithstanding the above, LICENSOR and RESELLER shall each have the option, where permitted by law, to self-insure any or all of the foregoing risks.

21.      WARRANTY

         a. Except as expressly set forth in this Agreement, LICENSOR makes no warranty, either express or implied, concerning Its facilities, products, or Services, including, without limitation, warranties of merchantability or fitness for a particular purpose. RESELLER acknowledges that service interruptions in the telecommunications industry frequently are due to circumstances beyond a carrier's control and are difficult to assess as to cause or resulting damages. If, notwithstanding the other terms of this Agreement, LICENSOR is liable for any mistakes, omissions, interruptions, delays, errors, or defects in transmission of pages on LICENSOR's Paging System, then the parties agree that, except as set forth in Exhibit B, LICENSOR shall not be liable beyond the actual and direct loss arising therefrom. However, LICENSOR's liability to RESELLER for each period of service disruption or defect in transmission will in no event exceed the amount of Fifty thousand dollars ($50,000) provided that nothing herein shall limit any amounts due to RESELLER pursuant to Exhibit B. Neither party shall be liable for any special, incidental or other consequential damage or losses, including without limitation lost profits, or for loss of stored, transmitted or recorded data, even if it has been advised of the possibility of such damages, nor shall either party be liable for any such damages due to the fault or negligence of the other party or its employees, agents, or representatives. The preceding two sentences shall not limit a party's obligations under Section 22, INFRINGEMENT, or indemnification for third party claims arising from death, or personal injury, or willful misconduct of a party, or damage to tangible property, or gross negligence of a party.

         b. Section 20 (a) shall not apply to any Losses arising out of any claim by a Subscriber of RESELLER, added by RESELLER after the execution of this Agreement, unless the agreement between RESELLER and such Subscriber contains provisions substantially as follows:

                  i. Disclaimer of Warranties. [GTE OR ANY THIRD PARTY SERVICE PROVIDER] DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE EQUIPMENT AND SERVICES, INCLUDING WITHOUT


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



                           LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  ii. Limitation of Liability. Customer acknowledges that pages and messages may be lost or garbled for many reasons other than the negligence of [GTE OR ANY THIRD PARTY SERVICE PROVIDER], such as dialing errors, power failures, network equipment failures, electronic interference and the recipient's messaging device being turned off or outside the coverage area or having a weak battery. [GTE OR ANY THIRD PARTY SERVICE PROVIDER], SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING OUT OF (i) LATENT OR PATENT EQUIPMENT OR SERVICES DEFECTS, OR (ii) LOSS OF USE OF ANY OF THE EQUIPMENT OR SERVICES, OR (iii) ANY ACCIDENT OR INJURY CAUSED BY THE EQUIPMENT OR THE SERVICES WHEN SUCH ACCIDENT OR INJURY IS NOT DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF [GTE OR ANY THIRD PARTY SERVICE PROVIDER], OR (iv) ANY FAILURE TO ACCURATELY TRANSMIT A MESSAGE OR ANY RECIPIENT'S FAILURE TO RECEIVE A MESSAGE UNLESS SUCH FAILURE IS DUE TO [GTE'S OR ANY THIRD PARTY SERVICE PROVIDER'S] GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. [GTE OR ANY THIRD PARTY SERVICE PROVIDER] SHALL NOT BE LIABLE FOR LOST PROFITS OR EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE EQUIPMENT OR THE SERVICES. IF ANY LIMITATION OF LIABILITY SET FORTH HEREIN IS UNENFORCEABLE OR INAPPLICABLE FOR ANY REASON, [GTE'S OR ANY THIRD PARTY SERVICE PROVIDER'S] MAXIMUM AGGREGATE LIABILITY TO CUSTOMER UNDER ANY LEGAL THEORY (INCLUDING ITS OWN NEGLIGENCE) FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE EQUIPMENT OR THE SERVICES WILL NOT EXCEED THE LESSER OF THE ACTUAL DIRECT DAMAGES SUFFERED BY CUSTOMER OR THE AMOUNT PAID BY CUSTOMER FOR THE SPECIFIC UNIT OF EQUIPMENT OR SERVICE AND SERVICE PERIOD OUT OF WHICH THE CLAIM AROSE.

22.      INFRINGEMENT

         a. LICENSOR agrees to indemnify, defend and hold harmless RESELLER and its affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives from and against any and all Claims (as defined in Section 20 (a)) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the software provided or the Services performed under this Agreement regardless of whether such software or Services form the entire basis or only a portion of the basis for such claims of infringement, misappropriation or violation. Notwithstanding anything to the contrary contained in this Agreement (including, but not limited to, Section 20 (a), the provisions of this Section 22
                  (a) shall govern the rights of RESELLER and its affiliates, shareholders, directors, officers, employees, contractors, agents and



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


                  other representatives to indemnification for claims of infringement, misappropriation or violation of intellectual property rights.

         b. The provisions and procedures set forth in Section 20. (d) shall apply in the case of any claims of infringement, misappropriation or violation of intellectual property rights for which indemnification will be sought hereunder.

         c. Without limitation of Section 22 (a), if the sale or use of the software or Services is enjoined, LICENSOR shall, at LICENSOR's option and LICENSOR's expense, either:

                  i. Procure for RESELLER the right to use the software or Services;

                  ii. Replace the software or Services with equivalent, noninfringing software or Services;

                  iii. Modify the software or Services so they become noninfringing, or

                  iv. If (i), (ii), and (iii) are not practicable, subject to RESELLER's consent, remove the software or Services and refund the purchase price, including transportation, installation, removal and other incidental charges.

23.      PERMITS

         Unless otherwise specifically provided for in this Agreement, LICENSOR shall obtain and keep in full force and effect, at its expense, any permits, licenses, consents, approvals and authorizations (Permits) necessary for the performance and completion of the Services.

24.      ASSIGNMENT

         a. Except as otherwise provided herein, the rights and obligations of the parties hereunder shall neither be assigned nor delegated without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that any party may assign or delegate their respective rights and obligations hereunder, in whole or in part, to any parent, subsidiary or affiliate of RESELLER that was such a parent, subsidiary or affiliate at the time of execution of this Agreement or is listed in any Exhibit A furnished to LICENSOR from time to time. Such assignment shall not diminish any rights or duties that LICENSOR or RESELLER may have had prior to the effective date of assignment.

         b. The limitation on assignment does not apply to an assignment confined solely to monies due or to become due under this Agreement, provided RESELLER or LICENSOR is given thirty (30) days prior written notice of such assignment. An assignment of monies shall be void to the extent that it attempts to impose upon RESELLER or LICENSOR obligations to the assignee in addition to the payment of such monies, or to preclude RESELLER or LICENSOR from dealing solely and directly with the other in all matters pertaining hereto, including negotiation of amendments or settlement of amounts due. If RESELLER or LICENSOR makes such an assignment, it is and shall remain responsible for payment hereunder.


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


25.      TAXES

         RESELLER shall be liable for and shall reimburse LICENSOR for actual payments of any Retailers' Excise Taxes, state and local sales and use taxes imposed by law upon RESELLER, or any similar taxes or assessments as applicable, with respect to transactions under this Agreement. Taxes and assessments payable by RESELLER shall be separately stated in LICENSOR's invoices and shall not be included in LICENSOR's prices. RESELLER shall not be liable for any tax or assessment for which a valid exemption certificate acceptable to the applicable state or local taxing authorities is furnished by RESELLER to LICENSOR.

26.      RECORDS

         a. LICENSOR shall maintain complete and accurate records of all amounts billable to and payments made by RESELLER hereunder, in accordance with generally accepted accounting practices. LICENSOR shall retain such records for a period of three (3) years from the date of rendering of Services covered by this Agreement. LICENSOR agrees to provide supporting documentation concerning any disputed amount of invoice to RESELLER within thirty (30) days after RESELLER provides written notification specifying in detail the dispute to LICENSOR. LICENSOR shall retain such records for three (3) years from date of invoice.

         b. RESELLER's original Subscriber records shall be and remain the property of RESELLER. Either Party shall be entitled, at their own expense and during normal business hours to make copies of such records directly relating to information verifying the number of Subscribers or compliance by RESELLER to the terms of this Agreement.

27.      RIGHT OF ACCESS

         LICENSOR shall permit RESELLER's predesignated representative(s), limited to three predefined representatives per state, reasonable supervised access to its facilities in connection with performance of Services under this Agreement. Both parties agree that no charge shall be made for such visits and that RESELLER shall provide a minimum of one (1) hour notice prior to arriving at any LICENSOR owned facility which is regularly staffed or during any time that a facility is involved in a service affecting issue. RESELLER shall provide reasonable notice prior to arriving at any LICENSOR owned facility which is not staffed and is not experiencing service affecting issues.

28.      TERMINATION

         a. After the initial three (3) year term of the Agreement, LICENSOR may:

                  i. terminate RESELLER's right to add additional subscribers upon provision to RESELLER of eighteen
                           (18) months prior written notice. This notice may not be given until completion of the initial three (3) year term. During this eighteen (18) month period RESELLER may add additional Subscribers per the terms of this Agreement. After the eighteenth (18th) month RESELLER may not add additional Subscribers. During this eighteen month period, LICENSOR shall be


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



                           bound by all terms of this Agreement, including Exhibit B, and all applicable Liquidated Damages.

                  ii.      however, after the eighteen (18) month notice in
                           Section 28(a)(i), LICENSOR must provide an additional prior written notice of twenty-four (24) months if LICENSOR intends to terminate Service to the existing RESELLER Subscriber base under the terms of this Agreement. During this twenty-four (24) month notice period, LICENSOR may increase prices at the end of each twelve (12) month period in Exhibit C by the greater of [*] or the difference between the Consumer Price Index at the end of the previous twelve (12) month period and the then current Consumer Price Index, as defined within this Agreement, with a minimum of thirty (30) days written notice to RESELLER. LICENSOR has the right but not the obligation to terminate Service to RESELLER's existing Subscriber base after completion of the additional twenty-four (24) month notice period. Both parties are bound by all the terms of this Agreement until such time as all notification requirements and waiting periods are satisfied per this section of the Agreement OR until such time as all RESELLER Subscribers have been migrated from LICENSOR's network, whichever happens sooner. However, if RESELLER's total subscriber base falls below [*} subscribers at any time during this twenty-four (24) month waiting period, then LICENSOR shall not be liable for the Liquidated Damages as assessed in Exhibit B, however, LICENSOR will still be responsible for meeting all other terms of the Agreement

         b. Either party may terminate this Agreement, effective immediately, without liability for said termination, upon written notice to the other party, if any of the following events occur:

                  i.       The other files a voluntary petition in bankruptcy;

                  ii.      The other is adjudged bankrupt;

                  iii. A court assumes jurisdiction of the assets of the other under a federal reorganization act;

                  iv. A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

                  v.       Other becomes insolvent or suspends its business; or

                  vi. The other makes an assignment of its assets for the benefit of its creditors, except as required in the ordinary course of business.

         c. Either party may immediately terminate this Agreement for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination may be made only following the expiration of a thirty (30) day period during which the other party has failed to cure such breach after having been given written notice of such breach.


PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       19


* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

         d. In the event of a material breach or default by LICENSOR, provided that LICENSOR has failed to cure the same within thirty (30) days of its receipt of RESELLER's written notice of default, or if said default cannot be cured within a thirty
                  (30) day period, LICENSOR has failed to commence and diligently pursue curing such a default, RESELLER shall be under no obligation to continue to provide LICENSOR's Services to its Subscribers, and RESELLER shall have the right to assign those Subscribers to another paging service.

                  i. LICENSOR agrees to give RESELLER, at no cost to RESELLER, all Direct Inward Dial numbers associated with all RESELLER's customer accounts/pagers provided that it is both, technically possible to do so, and allowable from a regulatory perspective, with a Glenayre paging terminal. Any numbers and associated ports must be moved to a RESELLER owned terminal. These numbers will not be allowed to reside on a LICENSOR owned paging terminal without the prior written consent of both parties. RESELLER and LICENSOR will each be responsible for any of their own incurred administrative costs associated with such transfers.

                  ii. RESELLER agrees to proactively transfer no more than [*] of the total subscriber base per month, although the effective rate of transfer will be greater than [*] due to normal churn of RESELLER's subscriber base.

                  iii. LICENSOR is responsible for costs associated with ensuring technical compliance of all LICENSOR owned systems.

                  iv. Subsection (d) will not apply after a facilities based direct competitor of LICENSOR gains control of RESELLER's business related to the scope of this Agreement, whether by RESELLER's sale or other transfer of this business or by a third parties purchase or other acquisition of RESELLER. RESELLER's pending transaction with Bell Atlantic is excluded from this subsection (e).

29.      DISPUTE RESOLUTION

         a. The parties desire to resolve certain disputes, controversies and claims arising out of this Agreement without litigation. Accordingly, except in the case of (i) a dispute, controversy or claim relating to a breach or alleged breach on the part of either party of the provisions of Section 14, CONFIDENTIAL INFORMATION, (ii) a suit, action or proceeding to compel LICENSOR to comply with its obligations to indemnify RESELLER pursuant to this Agreement or (iii) a suit, action or proceeding to compel either party to comply with the dispute resolution procedures set forth in this Section, the parties agree to use the following alternative procedure as their sole remedy with respect to any dispute, controversy or claim arising out of or relating to this Agreement or its breach. The term "Arbitrable Dispute" means any dispute, controversy or claim to be resolved in accordance with the dispute resolution procedure specified in this Section.

         b. At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any


PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       20


* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                  Arbitrable Dispute arising under this Agreement. The parties intend that these negotiations be conducted by nonlawyer, business representatives. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

         c. If the negotiations do not resolve the Arbitrable Dispute within sixty (60) days of the initial written request, the Arbitrable Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents and requests for admission. Each party is also entitled to take the oral deposition of one (1) individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration and the arbitration shall be held in Dallas, Texas. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the Arbitrable Dispute by issuing a written opinion within thirty (30) days after the close of hearings. The arbitrator shall have no power or authority to make awards or issue orders of any kind except as permitted by this Agreement and substantive law, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the plain meaning of this Agreement and the relevant documents. The times specified in this Section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         d. Each party shall bear its own cost of these procedures. A party seeking discovery shall reimburse the responding party the cost of production of documents (to include search time and reproduction time costs). The parties shall equally share the fees of the arbitration and the arbitrator.

30.      NOTICES

         Any written notice either party may give the other concerning the subject matter of this Agreement shall be in writing and given or made by means of telegram, facsimile transmission, certified or registered mail, express mail or other overnight delivery service, or hand delivery, proper postage or other charges paid and addressed or directed to the respective parties as follows:


PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       21

                  To LICENSOR:        At LICENSOR's address shown on the first
                                      page of this Agreement.

                  To RESELLER:        GTE Supply
                                      700 Hidden Ridge (HQW03N42)
                                      Irving, Texas  75038
                                      Attention: Contract Management

         Written notices for change in ownership, change in name of firm, or change in mailing address must be given by LICENSOR by mailing to RESELLER within thirty (30) days of such change. A change in ownership shall be defined as any one person, entity, or legal entity acquiring more than ten percent (10%) ownership of LICENSOR's company and or publicly traded stock. Notices for change in ownership must include the names of all new owners or officers, registered agent for service of process and state of incorporation or organization.

31.      NONWAIVER

         Either party's failure to enforce any of the provisions of this Agreement and/or any purchase order, or to exercise any option hereunder, shall in no way be construed as a waiver of such provisions, rights, or options, or in any way be deemed to affect the validity of this Agreement or any purchase order.

32.      SEVERABILITY

         Should any part of this Agreement for any reason be declared invalid by order of any court or regulatory agency, such order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid.

33.      SECTION HEADINGS

         The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

34.      SURVIVAL OF OBLIGATIONS

         The respective obligations of LICENSOR and RESELLER under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof.

35.      CHOICE OF LAW

         The construction, interpretation and performance of this Agreement shall be

PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       22
         governed by and construed in accordance with the domestic laws of the State of Texas.

36.      ENTIRE AGREEMENT

         This Agreement and the exhibits hereto constitute the entire agreement between LICENSOR and RESELLER. No modifications shall be made to this Agreement unless in writing and signed by appropriate representatives of the parties.

37.      SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized corporate representatives.


GTE Communication Systems            PageMart Wireless, Inc.
Corporation

By: /s/ M. R. REDMOND                By: /s/ N. ROSS BUCKENHAM
   ---------------------                -----------------------------
Name:   M. R. Redmond                Name:   N. Ross Buckenham
     -------------------                  ---------------------------
Title: AVP-Contract Mgt              Title:  President
      ------------------                   --------------------------
Date:  9/29/98                       Date:   9/28/98
     -------------------                  ---------------------------



PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       23

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES


GENERAL ADMINISTRATION
GTE Corporation
     GTE Finance Corporation
     GTE Investment Management Corporation
     GTE Realty Corporation
         GTE Realty Corporation of Connecticut
         GTER Incorporated
         GTE-TCCA, Inc.
     GTE Reinsurance Company Limited (Vermont)
         GTE Life Insurance Company Limited (Bermuda)
     GTE Reinsurance Management Limited (Bermuda)
     GTE Service Corporation
     GTE Shareholder Services Incorporated
     GTE VisNet Incorporated

GOVERNMENT SYSTEMS
Contel Federal Systems, Inc.
     GTE Government Systems Corporation
         GTE CyberTrust Solutions Incorporated
         GTE Federal Services Corporation
         GTE Government Systems Overseas Corporation
         GTE Overseas Systems and Services Corporation
         Telecom Systems Incorporated
         Contel Page International Holdings, Inc.
              Contel Page International, Inc.
         Page Europa, S.p.A.
              MTX Italia

     GTE Telecom Incorporated
     GTE Telecom International Incorporated
     GTE Telecom International Systems Corporation
         GTE Telecom Saudi Arabia LTD

INFORMATION SERVICES
GTE Information Services Incorporated
     General Telephone Directory Company C. por A.
     GTE Communications Corporation
     GTE Data Services GmbH
     GTE Directories (Belgium) Limited
     GTE Directories (B) SDN.BHD (Brunei)
     GTE Directories Corporation
         Associated Directory Services-WC, Company
         GTE Directories Distribution Corporation
         GTE Directories Sales Corporation
              GTEX Corporation
     GTE Directories (HK) Limited (Hong Kong)
     GTE Directorios - Republica Dominicana, C. por  A.
     GTE Government Information Services Incorporated
     GTE Information Services (UK) Limited (England)
         U S West Polska Sp. Z o.o.
     GTE New Media Services Incorporated
     GTE Telecommunications Services Incorporated
     GTE Yellow Pages Publishing Hungary Kft

INTERNETWORKING OPERATIONS
GTE Internetworking Incorporated
GTE Intelligent Network Services Incorporated
BBN Corporation
     BBN International Corporation
     BBN International Sales Corporation
     BBN Securities Corporation
     BBN U.K. Limited
     Bolt Beranek and Newman Corporation
     Realtech Corporation

TELEPHONE OPERATING COMPANIES
GTE Alaska Incorporated
GTE Arkansas Incorporated
GTE California Incorporated
     Contel Advanced Systems, Inc.
GTE Florida Incorporated
     GTE Florida Business Connections Corporation
     GTE Funding Incorporated
GTE Hawaiian Telephone Company Incorporated
     GTE Hawaiian Tel Insurance Company Incorporated
     GTE Hawaiian Tel International Incorporated
     The Micronesian Telecommunications Corporation
         GTE Pacifica Incorporated
GTE Midwest Incorporated
GTE North Incorporated
GTE Northwest Incorporated
     GTE West Coast Incorporated
GTE South Incorporated
GTE Southwest Incorporated
Contel of Minnesota, Inc. d/b/a GTE Minnesota
Contel of the South, Inc. d/b/a GTE Systems of the South
Contel Service Corporation

GTE Anglo Holding Company Incorporated
     La Compagnie de Telephone Anglo-Canadienne/Anglo-
     Canadian Telephone Company
         BC TELECOM Inc.
              Aerotech Specialities Ltd.
              BC TEL
                 Canadian Telephones and Supplies Ltd.
                 ISM Information Systems Management
                   (B.C.) Corporation
              BC TEL Mobility Cellular Inc.
              BC TEL Mobile Ltd.
              BC TEL Properties Inc.

PageMart (9/28/98)                                                -CONFIDENTIAL-
                                       A-1

                                    EXHIBIT A

                             GTE AFFILIATED ENTITIES

              BC TEL Risk Management Inc.
              BC TEL Systems Support Inc.
              Microtel International Inc.
              SRI Strategic Resources Inc.

         Telecom Leasing Canada (TLC) Limited

         Quebec-Telephone
              QuebecTel Communications Inc.
              QuebecTel Mobilite Inc.
              Quebec Tel International Inc.

GTE Customer Networks, Inc.

GTE Data Services Incorporated
     GTE Data Services International Incorporated

GTE Holdings (Canada) Limited
     Compania Dominicana de Telefonos, C. por A.
     (Codetel)
         Quality Telecommunications, C. por A.

GTE International Telephone Incorporated
     Informatica y Telecommunicaciones, C. por A.
     (Dominican Republic)

GTE International Telecommunications Incorporated
     GTE do Brasil Limitada
     GTE Mexico, L.L.C.
     GTE PCS International Incorporated
     GTE Venezuela Incorporated
         VenWorld Telecom, C.A. (Venezuela)
              Compania Anonima Nacional Telefonos de
              Venezuela (CANTV)
     Prontocel S.A. (Brazil)

GTE Investments Incorporated

GTE London Limited (England)

GTE Main Street Incorporated

GTE Media Ventures Incorporated

ContelVision, Inc.

GTE Enterprise Initiatives Incorporated

GTE Vantage Incorporated


WIRELESS PRODUCTS AND SERVICES
GTE Airfone Incorporated
         GTE Airfone of Canada Incorporated
         GTE Railfone Incorporated
         Mexfone, S.A. de C.V.

GTE Wireless Incorporated
     GTE Mobile Communications Service Corporation
     GTE Mobile Communications International    Incorporated
     GTE Mobilnet of Asheville Incorporated
     GTE Mobilnet of Danville Incorporated
     GTE Mobilnet of Eastern North Carolina Incorporated
         GTE Mobilnet of Jacksonville Incorporated
              GTE Mobilnet of Jacksonville II Incorporated
         GTE Mobilnet of Wilmington Incorporated
              GTE Mobilnet of Wilmington II Incorporated
     GTE Mobilnet of Fayetteville Incorporated
     GTE Mobilnet of Florence, South Carolina Incorporated GTE Mobilnet of North Carolina Incorporated
     GTE Mobilnet of Raleigh Incorporated
     GTE Mobilnet of South Carolina Incorporated
     GTE Mobilnet of the Southeast Incorporated

     GTE Cellular Communications Corporation
     GTE Mobilnet of Cleveland Incorporated
     GTE Mobilnet Sales Corp.
     GTE Mobilnet Service Corp.
         GTE Mobilnet of Austin Incorporated
         GTE Wireless of Houston Incorporated
     GTE Wireless of the Midwest Incorporated
     GTE Wireless of the Pacific Incorporated
         GTE Mobilnet of Clatsop Incorporated

     Contel Cellular International, Inc.
     GTE Mobilnet Holding Incorporated
         GTE Mobilnet of Alabama Incorporated
              GTE Mobilnet of Florence, Alabama
                Incorporated
         GTE Mobilnet of Chattanooga Incorporated
         GTE Mobilnet of Chattanooga II Incorporated
         GTE Mobilnet of Clarksville Incorporated
         GTE Mobilnet of Gadsden Incorporated
         GTE Mobilnet of Knoxville Incorporated
         GTE Mobilnet of Memphis Incorporated
         GTE Mobilnet of Memphis II Incorporated
         GTE Mobilnet of Nashville Incorporated
         GTE Mobilnet of Tennessee Incorporated
     GTE Mobilnet of Central California Incorporated
         Pinnacles Cellular, Inc.
     GTE Mobilnet of Huntsville Incorporated
     GTE Mobilnet of Illinois Funding Incorporated

PageMart (9/28/98)                                                -CONFIDENTIAL-
                                       A-2

                                   EXHIBIT A
                            GTE AFFILIATED ENTITIES

     GTE Mobilnet of San Diego Incorporated
     GTE Mobilnet of the Southwest Incorporated
     GTE Wireless of the South Incorporated


OTHER OPERATIONS
GTE China Incorporated
     GTE International Telecommunications Services LLC
         GITS Branch LLC
         GTE Holdings Mexico, S. de R.L. de C.V.
              GTE Data Services-Mexico, S.A. de C.V.
              GTEDS Services-Mexico, S.A. de C.V.
         GTE Supply-Mexico, S.A. de C.V.

GTE Communications Services Incorporated

GTE Leasing Corporation
     GTE Leasing Acceptance Corporation
     Kalama Grain Terminal, Inc.

GTE Products of Connecticut Corporation
     GTE Communication Systems Corporation (GTE Supply)

     GTE International Incorporated
         GTE Far East (Services) Limited
         GTE Overseas Corporation

     GTE Laboratories Incorporated

     GTE Operations Support Incorporated
         GTE Operations do Brasil Comercial Ltda.
         West Indies Telephone Company

     Televac, Inc.

GTE Transfer Corporation




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                                       A-3

                                    EXHIBIT B
                             Service Level Agreement


LICENSOR agrees to maintain the service levels described herein. LICENSOR's service level agreement applies only to the infrastructure managed and maintained by LICENSOR. LICENSOR is not responsible for service levels for the infrastructure maintained by RESELLER (i.e. the Hawaii network infrastructure and all RESELLER paging terminals).

LICENSOR will provide service to RESELLER in three different manners: Full RESELLER Paging Services, Quasi-RESELLER Paging Services, and Transmission Only Paging Services.

         Under Full RESELLER Paging Services the RESELLER will procure customers which will be activated on one of LICENSOR's paging terminals and in LICENSOR's billing system via PRIME, Vantive, WinFast, ActFast, Dial-Now, or other LICENSOR provided activation systems. LICENSOR will provide the pager number and all in-bound calling circuits. When a valid customer receives a page the in-bound call is accepted by LICENSOR (at the terminal), the customer is validated in the terminal, and the page is transmitted to the transmitters in the correct Coverage zone via satellite simulcast. The transmitters then send the page out via one of LICENSOR's frequencies (that frequency which matches the receiver in that specific customer's pager). Multiple sub-services are to be provided by LICENSOR to RESELLER under this service as defined below.

         Under Quasi-RESELLER Paging Services the RESELLER will procure customers which will be activated on a RESELLER paging terminal, one of LICENSOR's paging terminals, and LICENSOR's billing system via PRIME, Vantive, WinFast, ActFast, Dial-Now, or other LICENSOR provided activation systems. When a valid customer receives a page the in-bound call is accepted by RESELLER (at the terminal), the customer is validated in the terminal, and the page is transmitted to a LICENSOR terminal via TNPP. The data is directed by LICENSOR's terminal to the transmitters in the correct Coverage zone via satellite simulcast. The transmitters then send the page out via one of LICENSOR's frequencies (that frequency which matches the receiver in that specific customer's pager). Multiple sub-services are to be provided by LICENSOR to RESELLER under this service as defined below.

         Under Transmission Only Paging Services the RESELLER will procure customers which will be activated on a RESELLER paging terminal via a RESELLER provided activation system. Billing will be based on the amount of data that passes through the LICENSOR's system as defined in the pricing section of this contract. When a valid customer receives a page the in-bound call is accepted by RESELLER (at the RESELLER owned terminal), the customer is validated in the terminal, and the page is transmitted to a LICENSOR terminal via TNPP. The data is directed by LICENSOR's terminal to the transmitters in the correct Coverage zone via satellite simulcast. The transmitters then send the page out via one of LICENSOR's frequencies (that frequency which matches the receiver in that specific customer's pager). Multiple sub-services are to be provided by LICENSOR to RESELLER under this service as defined below.


PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       B-1

[*]


GTE Communication Systems                    PageMart Wireless, Inc.


By: /s/ M. R. REDMOND                        By: /s/ N. ROSS BUCKENHAM
   --------------------------                   --------------------------

Name:   M. R. Redmond                        Name:   N. Ross Buckenham
     ------------------------                     ------------------------

Title:  AVP-Contract Mgt                     Title:  President
      -----------------------                      -----------------------

Date:   9/29/98                              Date:   9/28/98
     ------------------------                     ------------------------




PageMart (09/28/98)                                               -CONFIDENTIAL-



* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                                    EXHIBIT C
                                     Pricing


Listed below are the three pricing options available to RESELLER:


1.       PRIME PROVISIONED SUBSCRIBER MESSAGING SERVICES

         Services delivered to RESELLER customers utilizing a RESELLER or LICENSOR owned paging terminal for which LICENSOR's administrative system (PRIME) is used to provision the subscribers and collect call counts.

2.       TNPP NON-PROVISIONED SUBSCRIBER MESSAGING SERVICES

         Services delivered to RESELLER customers for which RESELLER provides all provisioning services and does not utilize LICENSOR's provisioning systems nor paging terminals managed or maintained by LICENSOR. Traffic rated according to this pricing model must be delivered at RESELLER's cost to a LICENSOR network gateway (RTS Router) for direct distribution to the satellite uplink without passing through one of LICENSOR's paging terminals.

3.       TNPP NON-PROVISIONED MACHINE MESSAGING SERVICES

         Services delivered to RESELLER customers for which RESELLER provides all provisioning services and does not utilize LICENSOR's provisioning systems nor paging terminals managed or maintained by LICENSOR. Traffic rated according to this pricing model must be delivered at RESELLER's cost to a LICENSOR network gateway (RTS Router) for direct distribution to the satellite uplink without passing through one of LICENSOR's paging terminals. Each message shall consist of no more than three (3) characters.






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                                       C-1

                                    EXHIBIT C
                 PRIME PROVISIONED SUBSCRIBER MESSAGING SERVICES
                              ALPHANUMERIC PRICING


                                PER MO, PER UNIT         TEXT NETWORK         NUMERIC NET.         US 800 /          US 800 / 888
COVERAGE                       FLEX NETWORK RATE        OVERCALL LEVEL       OVERCALL LEVEL       888 CHARGE        OVERCALL LEVEL
--------                       -----------------        --------------       --------------       ----------        --------------

Local - Tier I                        *                      *                   *                   *                   *

Local - Tier II                       *                      *                   *                   *                   *

Local Tier III                        *                      *                   *                   *                   *

Text Roam
    US only (1)                       *              counts towards local coverage listed above

Text Roam
    International (2)                 *              counts towards local coverage listed above

Statewide                             *                      *                   *                   *                   *

Region                                *                      *                   *                   *                   *

Dual Region                           *                      *                   *                   *                   *

Norpac                                *                      *                   *                   *                   *

SF or LA plus
     Las Vegas                        *                      *                   *                   *                   *

California State
     plus Las Vegas                   *                      *                   *                   *                   *

Nationwide
    US 48 States                      *                      *                   *                   *                   *
    US Extended (1)                   *                      *                   *                   *                   *

International (2)                     N/A            See International Text Roam above.


**Alphanumeric message allotment to include 100 characters per message.
 - LOCAL AND STATEWIDE ONLY, AGGREGATED AT LISTED SERVICE LEVELS. NO OTHER SERVICES ARE AGGREGATED.
 - GTE will offer industry standard overcall thresholds and rates in order to create financial opportunities for GTE or penalties for abusers of the network.
 - GTE user's usage profile does not change significantly from the current or the aggregation rules will be reviewed.
 - If a GTE subscriber originates more than 500 text messages in one month, GTE and PageMart will discuss the validity of the application and remove that customer from aggregation on the basis that at such a high level, over 16 text messages per day, PageMart is not fairly compensated.
 - International Roaming requires equal level of service of U.S. service on
   929.6625 Mhz frequency.
 - All rates are per month unless otherwise noted.
 - FLEX Service only; "( )" denotes pocsag rate -- not applicable for new subscribers, but will apply to RESELLER's current pocsag inventory
 - Tier I (LA / San Diego), Tier II (Hawaii), Tier III (All areas not Tier I or Tier II).
 (1) 48 States, Alaska/Hawaii, Puerto Rico/Virgin Islands, Bahamas
 (2) 48 States, Canada, Alaska/Hawaii, Puerto Rico/Virgin Islands, Bahamas, Mexico, Central America



PageMart (9/28/98)                                                -CONFIDENTIAL-
                                       C-2


* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                                    EXHIBIT C
                 PRIME PROVISIONED SUBSCRIBER MESSAGING SERVICES
                                 NUMERIC PRICING


                                     Per Mo, Per Unit            Network            US 800/888                800/888
Coverage                            Flex Network Rate        Overcall Level           Charge              Overcall Level
--------                            -----------------        --------------           ------              --------------
Local                                        *                      *                   *                        *

Local LA/SD                                  *                      *                   *                        *

Numeric Roam
      US only (1)                            *            counts towards local coverage listed above

Numeric Roam
      International (2)                      *            counts towards local coverage listed above

Statewide                                    *                      *                   *                        *

Region                                       *                      *                   *                        *

Dual Region                                  *                      *                   *                        *

Norpac                                       *                      *                   *                        *

Seaboard Region                              *                      *                   *                        *

SF or LA plus
     Las Vegas                               *                      *                   *                        *

California State
     Plus Las Vegas                          *                      *                   *                        *

Nationwide
      US 48 States                           *                      *                   *                        *
      US Extended (1)                        *                      *                   *                        *

International (2)                          N/A            See International Numeric Roam above.


**Price includes Local DID.
 - NUMERIC NETWORK OVERCALLS ARE AGGREGATED WITHIN THREE CATEGORIES: (1) LOCAL, ROAM, AND STATEWIDE; (2) REGIONAL; AND (3) NATIONWIDE AND EXTENDED NATIONWIDE. AGGREGATE BILLING DOES NOT INCLUDE 800/888 SERVICE. OVERCALL CHARGES ARE ASSESSED WHEN AGGREGATED THRESHOLD IS CROSSED.
 - GTE will offer industry standard overcall thresholds and rates in order to create financial opportunities for GTE or penalties for abusers of the network.
 - GTE user's usage profile does not change significantly from the current or the aggregation rules will be reviewed.
 - International Roaming requires equal level of service of U.S. service on
   929.6625 Mhz frequency.
 - All rates are per month unless otherwise noted.
 - FLEX Service only; "( )" denotes pocsag rate -- not applicable for new subscribers, but will apply to RESELLER's current pocsag inventory.
 (1) 48 States, Alaska/Hawaii, Puerto Rico/Virgin Islands, Bahamas
 (2) 48 States, Canada, Alaska/Hawaii, Puerto Rico/Virgin Islands, Bahamas, Mexico, Central America




PageMart (9/28/98)                                                -CONFIDENTIAL-
                                       C-3


* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                                    EXHIBIT C
               TNPP Non-Provisioned Subscriber Messaging Services
                                     Pricing


Pricing the same as Exhibit B Prime Provisioned Messaging Services except:

o        TNPP price does not include Local DID.

o Numeric TNPP rates are discounted [*] from published PRIME rates and are for FLEX units only.

o Alphanumeric TNPP rates are discounted [*] from published PRIME rates and are for FLEX units only.

o LICENSOR will provide a monthly list for all customers using Roaming service.

o        [*]

o TNPP circuits and licensing fees, to allow for pager provisionment, will be the financial responsibility of RESELLER.

o Numeric overcalls [*] at per character based on 20 characters per numeric message, i.e., [*] per numeric overcall.


PageMart (9/28/98)                                                -CONFIDENTIAL-
                                       C-4


* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                                    EXHIBIT C
                 TNPP Non-Provisioned Machine Messaging Services
                                     Pricing



o        To be discussed: Most Favored Nation clause will apply








PageMart (9/28/98)                                                -CONFIDENTIAL-
                                       C-5

                                    EXHIBIT D
                              Authorized Equipment


PRODUCT NAME

Motorola Pronto - Flx
Motorola Bravo - Flx
Motorola Jazz - Flx
Motorola Express Extra - Flx
Motorola Express Ultra - Flx
Motorola Renegade - Flx*

Motorola Wordline Flx
Motorola Advisor Gold Flx
Motorola Advisor Elite Flx

Phillips Cobalt Flx
Phillips Myna Flx




* Only units currently in RESELLER'S inventory (approximately 10,000) may be placed in service under LICENSOR'S Paging System

PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       D-1

                                    EXHIBIT E

                  RESELLER National Accounts Service Commitment


                  [*]





PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       E-1



* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                                    EXHIBIT F

                               Technical Standards

      (To be added within thirty (30) days after executing this Agreement)






PageMart 09/28/98                                                 -CONFIDENTIAL-
                                       F-1

[PAGEMART LOGO]


PAGEMART STANDARDS AND TEST PROCEDURES FOR WIRELESS MESSAGING DEVICES

The following section will outline the general lab procedures utilized by PageMart to evaluate and test the subscriber units submitted for acceptance.

1    Inspection of unit for manufacturing quality, finish and ruggedness.

2 Analysis of ease of unit operation (message recall, etc.) in conformance with supplied operating procedures.

3    Analysis of programming ease and feature availability.

4    Analysis of technical and programming manuals.

The following section will outline the testing of pager sensitivity, and other specifications as deemed necessary, in a Model CC105EXX Crawford TEM Cell.

1 Locate "BEST POSITION" through trial and error placement in the Crawford cell or based on information supplied by the manufacturer.

2 By reiterative adjustment of signal level from the test signal generator (HP8648C with FLEX encoding option) the point at which 80% of the page sequences sent are decoded will be determined.

3 To arrive at a 90% signaling reliability, add 1.5 dB to the value measured above. THIS VALUE REPRESENTS OUR MEASURED SENSITIVITY FOR THE PAGER.

Our current benchmark level is -102dBm. Our expectation is for the sensitivity of a pager in this environment and by this method be no worse than -95dBm.

The following section will outline the testing of pagers for high signal level intermodulation rejection in the TEM cell:

1 Combine three HP8648 signal generators w/ encoders using a three-way splitter and feed the signal into the TEM cell.

2 Adjust sig. Gen. #1 and #2 (the unwanted signals) 929.6125MHz and 929.5625MHz respectively, which create a third order hit on 929.66250 (the wanted signal frequency).

3 Set-up sig. Gen. #3 (the wanted signal) with pager appropriate modulation at 6400/4 Phase D on frequency 929.66250.

4 Adjust amplitude of all signal generators to -30dBm inside the cell compensating for any losses in the set-up. (PageMart set-up has a 20dB measured loss, therefore signal generators are set to -10dBm.)

5    The wanted signal is then decremented to failure and recorded.

6 THE DELTA OF THE WANTED TO THE UNWANTED SIGNALS REPRESENTS THE LEVEL OF INTERMODULATION REJECTION FOR THE PAGER AT -30dBm.

Our current benchmark level is 45dB of IMR @ -30dBm. Our expectation of any device in this environment should be greater than 40dB of IMR @-30dBm.

Note*** If testing of pager high-level IM is accomplished by following TIA/EIA-603 section 2.1.9 intermodulation Rejection, the following exceptions apply:

1 In paragraph 2.1.9.2.c, increases the level of the "wanted" signal by 70 dB. E.g., if reference sensitivity as measured in the TEM cell is -100 dBm, the new applied level is -30 dBm.

2 Replace any reference to a SINAD measurement with the 80% paging reliability reference point.

At this point, RF Engineering will produce a brief report with subjective evaluation factors and the results of sensitivity and I/M tests. This will be submitted to management. If a decision is made to proceed, additional testing will be done as follows.

Field testing will be done at worst-case signaling rates in the following environments:

1.   The usual simulcast system locations in city, suburban and rural locations.

2.   Weak signal, usually rural, locations.

3.   In areas of known high-level IM.

4.   In other locations or cities as deemed necessary.


Field testing is accomplished in the following manner.

1. Request the PageMart Communications Center to initiate numeric and/or alphanumeric sequential test pages through the appropriate paging terminal.

2. Place all pagers under test (the five new units plus known units for reference) clipped to a copier paper box top or equivalent (each pager should be separated by as much distance as possible).

Setup the PageMart RF Engineering Grayson PageTracker with associated Notebook computer (P5-75 or better) to measure received signal strength indication (RSSI) and bit error rate (BER) on at least two receivers.

1. One receiver will utilize an external magnetic mount quarter-wave whip antenna mounted on the test vehicle roof.

2. The second receiver will utilize a two-way "rubber-ducky" type mobile radio antenna.

3. Drive routes and locations that are previously defined and mapped in relation to the desired environments.

4. Perform continuous testing by receiving periodic pages on specified drive routes at normal speeds.

5. Perform testing at fixed locations by receiving groups of ten or more sequential pages. (Rotate pager position at least every 25 pages)

6.   Produce Graphical Information System (GIS) plots of BER and RSSI.

7.   Compare reliability data in relation to GIS BER and RSSI:

Within published coverage areas paging reliability should exceed 95%. In weak signal locations performance of the units under test should be comparable to the reference pager (+/- 5%). Other test locations should show paging reliability statistics on the units under test comparable to the reference pager in terms of pager reliability (+/- 5%).

PageMart RF Engineering will produce a summary report including data as required with recommendations for management to decide on the purchase of production quantities of the pager under test.



                                                                               2